SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    under
                          THE SECURITIES ACT OF 1933

                           ------------------------

                                 XILINX, INC.
           (Exact name of Registrant as specified in its charter)


           Delaware                                       77-0188631
     (State of incorporation)                         (I.R.S. Employer
                                                     Identification No.)

                               2100 Logic Drive
                         San Jose, California  95124
                 (Address of Principal Executive Offices)

                        ---------------------------------

                                1997 Stock Plan
                1990 Employee Qualified Stock Purchase Plan
                          (Full title of the Plans)

                              Willem P. Roelandts
                            Chief Executive Officer
                                 XILINX, INC.
                               2100 Logic Drive
                          San Jose, California  95124
                                (408) 559-7778
            (Name, address and telephone number of agent for service)

                             ----------------------

                                  Copies to:

                                 Steve Bochner
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                         Palo Alto, California  94304






                                    CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS OF SECURITIES                AMOUNT      MAXIMUM       PROPOSED        AMOUNT
TO BE REGISTERED                                 TO BE       OFFERING      MAXIMUM         OF
                                                 REGISTERED  PRICE         AGGREGATE       REGISTRATION
                                                             PER UNIT(1)   OFFERING        FEE
                                                                           PRICE
                                                 ---------  ------------  --------------   ------------

Common Stock issuable under 1997 Stock Plan      1,500,000  $30.4686      $45,702,900.00   $13,482.36

Common Stock issuable under 1990 Employee
Qualified Stock Purchase Plan                    2,000,000  $25.8983 (2)  $51,796,662.50   $15,280.02

Total                                            3,500,000  N/A           $97,499,562.50   $28,762.38
=============================================   ==========  ============  ==============   ============


(1) Estimated solely for the purpose of computing the registration fee. Computed in accordance with Rule 457(h) under the Securities Act of 1933, based on the average of the bid and asked prices per share of the Registrant's Common Stock as of August 31, 1998.

(2) The exercise price of $25.8983 per share, computed in accordance with Rule 457(h) under the Securities Act of 1933, is 85% of the fair market value of a share of Xilinx, Inc. Common Stock on August 31, 1998. Pursuant to
Section 7 of the 1990 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date.



                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  3.     Incorporation  of  Documents  by  Reference
             -------------------------------------------

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this registration statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 28, 1998.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly periods ended June 27, 1998.

     (c) The description of common stock contained in Registrant's Registration Statement on Form 8-A (Registration No. 0-18548) filed on April 27, 1990 under the Securities Exchange Act of 1934, including any amendment or report subsequently filed by Registrant for the purpose of updating that description.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item  4.     Description  of  Securities
             ---------------------------

     Not  applicable.

Item  5.     Interests  of  Named  Experts  and  Counsel
             -------------------------------------------

     Not  applicable.

Item  6.     Indemnification  of  Directors  and  Officers
             ---------------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

     The Registrant currently carries indemnity insurance pursuant to which its directors and officers are insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act. The Registrant has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors  and  executive  officers for certain expenses (including attorneys'
fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item  7.     Exemption  from  Registration  Claimed
             --------------------------------------

     Not  applicable.

Item  8.     Exhibits
             --------

     The  following  Exhibits  are  filed  as  a  part  of  this  Registration
Statement:

     4.1     1990 Employee Qualified Stock Purchase Plan

     4.2     1997 Stock Option Plan, as amended.

     5.1     Opinion of Wilson Sonsini Goodrich & Rosati

     23.1    Consent of Ernst & Young LLP, Independent Auditors

     23.2    Consent of Wilson Sonsini Goodrich & Rosati (included in
Exhibit 5.1 herein).

     24.1    Power of Attorney (see page II-4)


Item 9.      Undertakings
             ------------

     (a)     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar, as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California General Corporations Code, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and it officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the such issue.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the third day of September, 1998.

                                     XILINX,  INC.

                                     By:          /s/  Willem  P.  Roelandts
                                                  --------------------------
                                                  Willem  P.  Roelandts
                                                  Chief  Executive  Officer


                                POWER  OF  ATTORNEY
                                -------------------

     Each Director and/or officer of the Registrant whose signature appears below hereby appoints Willem P. Roelandts and Robert Hinckley and each of them severally, as his attorney-in-fact, to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, and the Registrant hereby also appoints each such person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated



    SIGNATURE                      TITLE                                 DATE
    ---------                      -----                                 ----

/s/ Willem P. Roelandts        Chief Executive Officer (Principal    September 3, 1998
-----------------------        Executive Officer) and Director
Willem P. Roelandts


/s/ Kris Chellam               Senior Vice President, Finance and    September 3, 1998
----------------               Chief Financial Officer (Principal
Kris Chellam                   Financial and Accounting Officer)


/s/ Bernard V. Vonderschmitt   Chairman of the Board of Directors    September 3, 1998
----------------------------
Bernard V. Vonderschmitt


/s/ John L. Doyle              Director                              September 3, 1998
-----------------
John L. Doyle


/s/ Philip T. Gianos           Director                              September 3, 1998
--------------------
Philip T. Gianos


/s/ William G. Howard          Director                              September 3, 1998
---------------------
William G. Howard

